United States

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2017 (May 3, 2017)

Ampco-Pittsburgh Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-898	25-1117717
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Bell Avenue, Carnegie, Pennsylvania	15106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 412-456-4400

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 3, 2016, Ampco-Pittsburgh Corporation (the “Company”) held its annual meeting of shareholders. The following are the voting results for the proposals that were voted upon by the Company’s shareholders at that meeting:

1.	In the election of four directors for a term expiring in 2020:

	For	Withheld	Broker Non-Votes

James J. Abel	10,040,624	334,971	1,356,432
William K. Lieberman	10,050,211	325,384	1,356,432
Stephen E. Paul	9,832,502	543,093	1,356,432
Carl H. Pforzheimer, III	9,993,769	441,826	1,356,432

2.	To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes

10,012,649	330,261	32,685	1,356,432

3.	To recommend frequency of a non-binding vote to approve executive compensation:

1 year	2 years	3 years	Abstain	Broker Non-Votes

9,096,175	179,843	1,074,660	24,917	1,356,432

4.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accountants firm for 2017:

For	Against	Abstain

11,664,222	54,359	13,446

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPCO-PITTSBURGH CORPORATION

By:	/s/ Masha Trainor
Masha Trainor
Vice President, General Counsel and Secretary

Dated: May 4, 2017